UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

Trex Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia 22603-8605
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 8, 2005, the Compensation Committee of the Board of Directors of Trex Company, Inc. (the “Company”) determined the amount of stock-based awards payable for 2004 performance to the named executive officers (as defined in Item 402(a)(3) of Regulation S-K and as set forth below) and the amount of stock-based awards payable as long-term incentives to the named executive officers, as follows:

	2004 Performance Awards		Long-Term Incentive Awards
Named Executive Officer	Options to Purchase Common Stock(1)	Shares of Restricted Stock(#)	Options to Purchase Common Stock(1)	Performance Share Awards(2)
Robert G. Matheny	10,773	6,089	33,824	12,778
Harold F. Monahan	4,770	2,696	15,576	5,884
Paul D. Fletcher	3,150	1,780	12,000	4,500
Philip J. Pifer	2,051	1,159	12,000	4,500

(1)	The numbers shown represent the number of shares of the Company’s common stock that each named executive officer has the right to purchase upon the exercise of stock options awarded on March 8, 2005 to the extent such stock options are vested. The exercise price per share of each stock option shown is $46.71, which is equal to the closing price of the common stock on the New York Stock Exchange on the date of grant.

(2)	The numbers shown represent shares of the Company’s common stock underlying the performance share awards.

All of the stock-based awards shown were made pursuant to the Trex Company, Inc. Amended and Restated 1999 Stock Option and Incentive Plan.

2004 Performance Awards. In determining the amount of stock option awards and restricted stock awards for the 2004 performance of the named executive officers, the Compensation Committee considered each officer’s 2004 performance and the amount and terms of stock-based awards previously granted to the officer. Each stock option awarded to the named executive officers for 2004 performance was fully vested at the time of grant. The shares of restricted stock awarded to the named executive officers for 2004 performance vest over a three-year period in three equal installments beginning on the first anniversary of the grant date.

Long-Term Incentive Awards. In determining the amount of stock option awards and performance share awards granted as long-term incentives, the Compensation Committee considered each officer’s anticipated future contributions to the Company’s performance, as well as the amount and terms of stock-based awards previously granted to the officer. The stock options awarded to the named executive officers as long-term incentives vest over a three-year period in three equal installments beginning on the first anniversary of the grant date. The performance shares awarded to the named executive officers are deliverable on the third anniversary of the grant date if specified performance objectives for 2005, 2006 and 2007 established by the Compensation Committee are satisfied.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      TREX COMPANY, INC.

Date: March 14, 2005	/s/ Paul D. Fletcher Paul D. Fletcher Senior Vice President and Chief Financial Officer (Duly Authorized Officer)